UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 21, 2006

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of Principal Executive Offices)

(818) 755-2400

Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 21, 2006, William Aliber announced his resignation from his position as Chief Financial Officer of Crown Media Holdings, Inc. (the “Company”). Mr. Aliber’s resignation is effective September 30, 2006 (the “Separation Date”). Brian Stewart, age 42, who has served as Senior Vice President and Chief Financial Officer of Crown Media United States, LLC, a wholly-owned subsidiary of the Company, since November 2002 was appointed as interim Chief Financial Officer of the Company. Prior to assuming the position of Chief Financial Officer of Crown Media United States, LLC, Mr. Stewart served as Vice President, Finance for the Company.

In connection with Mr. Aliber’s resignation as described above, the Company and Mr. Aliber entered into a separation agreement (the “Separation Agreement”), which is attached hereto and incorporated herein by reference. The Separation Agreement includes the following material provisions:

•                                          The continued payment of the regular installments of Mr. Aliber’s salary through the Separation Date, and the continuation of benefits through the Separation Date.

•                                          Payment of the following amounts within fifteen (15) days following the Separation Date:

•                                          $496,000, the equivalent of one year’s salary;

•                                          $74,400 representing pro-rata 2006 bonus for the period January 1, 2006 through the Separation Date at an annual target rate of 20% percent of salary; and

•                                          Reimbursement for 2006 vacation days which Mr. Aliber has accrued up to the Separation Date but has not used.

•                                          The Restricted Stock Units held by Mr. Aliber which vest prior to the Separation Date (13,333 Units) will be settled pursuant to the terms of the applicable RSU agreements and the Company’s Long Term Incentive Plan. Any unvested RSUs will be terminated as of the Separation Date.

•                                          The Company will pay the premiums for health care coverage during the period from the Separation Date until Mr. Aliber becomes eligible for health care coverage under another employer’s plan or for one (1) year following the Separation Date, whichever is shorter.

•                                          Mr. Aliber will continue to be obligated under the provisions of his Employment Agreement regarding no disclosure or use of confidential information and no solicitation for one year after the Separation Date of officers or high level employees of the Company.

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the resignation of Mr. Aliber discussed under Item 1.01 above, the Company and Mr. Aliber have entered into the Separation Agreement. Consequently, the Employment Agreement between the Company and Mr. Aliber will terminate on September 30, 2006, prior to the expiration date thereof, which is December 31, 2006.

Mr. Aliber’s Employment Agreement, dated as of January 1, 2004, was filed with the SEC on May 27, 2005 as Exhibit 10.86 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and is described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

ITEM 5.02                    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 21, 2006, William Aliber announced his resignation from his position as Chief Financial Officer of the Company. Mr. Aliber’s resignation is effective September 30, 2006. Brian Stewart, age 42, who has served as Senior Vice President and Chief Financial Officer of Crown Media United States, LLC, a wholly-owned subsidiary of the Company, since November 2002 was appointed as interim Chief Financial Officer of the Company. Prior to assuming the position of Chief Financial Officer of Crown Media United States, LLC, Mr. Stewart served as Vice President, Finance for the Company.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           A list of exhibits filed herewith is contained on the Exhibit Index, which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date	July 24, 2006	By	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Separation Agreement dated July 21, 2006 between Crown Media Holdings, Inc. and William Aliber.